                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--81, Defined Asset Funds (California, New Jersey and New York Trusts):

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 33-57175 of our opinion dated April 7, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 21, 1999